Exhibit 10.1

Voting Agreement
Each of the undersigned, being all of the directors and executive officers of Wolverine Bancorp, Inc. (“WBKC”) and Wolverine Bank, a federally-chartered savings bank and wholly-owned subsidiary of WBKC (“Wolverine Bank”) having, in the case of the WBKC directors, voted for the approval and adoption by WBKC of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) among WBKC and Horizon Bancorp (“Horizon”), whereby Horizon will acquire all of the outstanding capital stock of WBKC in exchange for shares of Horizon common stock, no par value per share (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Merger and herein, and in order to induce Horizon to execute and deliver the Agreement and Plan of Merger to WBKC and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement and Plan of Merger that the undersigned:
(a) will support the consummation of the Holding Company Merger and any merger of any WBKC subsidiaries, including Wolverine Bank, and, subject to fiduciary duties and Section 5.06 of the Agreement and Plan of Merger, will recommend the Holding Company Merger for approval and adoption by the shareholders of WBKC;
(b) will vote all shares of common stock of WBKC (“WBKC Common Stock”) now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the shareholders of WBKC or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Merger and the Holding Company Merger (provided that the term “WBKC Common Stock” shall not include: (1) any securities beneficially owned by the undersigned as a trustee or fiduciary except where the undersigned has sole voting discretion over such shares, and (2) any unexercised stock options to purchase shares of WBKC Common Stock); and
(c) until such time as the Agreement and the Merger have been approved at a meeting of the shareholders of WBKC, or an adjournment thereof, will not transfer any shares of WBKC Common Stock, or any right or option with respect thereto or any interest therein, including any shares of restricted stock, other than: (1) transfers by will or operation of law; or (2) such transfers as Horizon may otherwise permit in its sole discretion, without first obtaining from the transferee thereof and furnishing to Horizon a written agreement of such transferee substantially to the effect of the agreements herein made, as applicable, and in form and substance acceptable to Horizon.
The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of WBKC Common Stock indicated beside his or her signature below.
This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company Merger; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; or (c) the taking of such action whereby a majority of WBKC’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the shareholders of WBKC.
This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf, or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits, and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of LaPorte County, Indiana or the United States District Court for the Northern District of Indiana. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.
[Remainder of Page Intentionally Left Blank.]

Executed and Delivered as of June 13, 2017.
Executive Officers:
/s/ David H. Dunn	(76,104 shares)
David H. Dunn

/s/ Rick A. Rosinski	(26,043 shares)
Rick A. Rosinski

Directors:

/s/ Roberta N. Arnold	(10,804 shares)
Roberta N. Arnold

/s/ Eric P. Blackhurst	(5,106 shares)
Eric P. Blackhurst

/s/ James W. Fisher	(4,078 shares)
James W. Fisher

/s/ Richard M. Reynolds	(42,021 shares)
Richard M. Reynolds

/s/ J. Donald Sheets	(15,015 shares)
J. Donald Sheets

/s/ Howard I. Ungerleider	(5,507 shares)
Howard I. Ungerleider

/s/ Joseph M. VanderKelen	(31,615 shares)
Joseph M. VanderKelen